UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

FIRST UNITED ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Georgia	000-53039	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4433 Lewis B. Collins Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 24, 2009, the Registrant posted a notice on its website in response to several articles. The notice states that First United Ethanol, LLC (the “Company”) is currently running at 100% capacity and experiencing positive margins and is expected to maintain production supported by its current cash flow. The Company expects to pay its principal and interest payment to West LB as scheduled on September 30, 2009.

This communication contains forward-looking statements that involve future events, our future performance and our future operations and actions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including price volatility in ethanol, corn or natural gas.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release for First United Ethanol, LLC dated August 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

August 24, 2009	/s/ Murray L. Campbell

Date	Murray L. Campbell, Chief Executive Officer

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